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                                                                  EXHIBIT 10.16











                           PROGRESSIVE NETWORKS, INC.

                        SHAREHOLDERS' BUY-SELL AGREEMENT



                                      dated

                                 March 31, 1995










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                                TABLE OF CONTENTS


                                                                                                 PAGE
RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
        1.      General Restriction on Transfer   . . . . . . . . . . . . . . . . . . . . . .     1
        2.      Exempt Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
                2.1       Transfers to Company  . . . . . . . . . . . . . . . . . . . . . . .     1
                2.2       Transfers to Family . . . . . . . . . . . . . . . . . . . . . . . .     2
        3.      Transfers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
                3.1       Offer Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
                3.2       Offer to Sell . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
                3.3       Share Purchase Procedures . . . . . . . . . . . . . . . . . . . . .     2
        4.      Terms of Sale and Closing   . . . . . . . . . . . . . . . . . . . . . . . . .     4
        5.      Other Events Constituting an Offer to Transfer Shares   . . . . . . . . . . .     4
                5.1       Repurchase Events . . . . . . . . . . . . . . . . . . . . . . . . .     4
                5.2       Purchase of Shares  . . . . . . . . . . . . . . . . . . . . . . . .     5
                5.3       Offer Notice; Offered Price . . . . . . . . . . . . . . . . . . . .     5
                5.4       Payment for the Shares  . . . . . . . . . . . . . . . . . . . . . .     5
        6.      Determined Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
        7.      Effect of Non-complying Transfer  . . . . . . . . . . . . . . . . . . . . . .     7
        8.      Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
        9.      Spouses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
                9.1  Spousal Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
                9.2  Future Spouses   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
                9.3  Agreement Drafted by Counsel to the Company  . . . . . . . . . . . . . .     8
        10.     Independent Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
        11.     Miscellaneous Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . .     8
                11.1      Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . .     8
                11.2      Attorney's Fees . . . . . . . . . . . . . . . . . . . . . . . . . .     8
                11.3      Construction and Venue  . . . . . . . . . . . . . . . . . . . . . .     8
                11.4      Number and Gender . . . . . . . . . . . . . . . . . . . . . . . . .     8
                11.5      Section Headings  . . . . . . . . . . . . . . . . . . . . . . . . .     8
                11.6      Legend on Shares  . . . . . . . . . . . . . . . . . . . . . . . . .     8
                11.7      Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
                11.8      Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . .     9
                11.9      Testamentary Provisions . . . . . . . . . . . . . . . . . . . . . .     9
                11.10     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
                11.11     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .     9
                11.12     Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
                11.13     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
                11.14     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
                11.15     Confirmation of Definition of Shares  . . . . . . . . . . . . . . .    10















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                        SHAREHOLDERS' BUY-SELL AGREEMENT


        THIS SHAREHOLDERS' BUY-SELL AGREEMENT (this "Agreement") is entered into effective as of the 31st day of March, 1995, by and among Progressive Networks, Inc., a Washington corporation (the "Company"), Robert Glaser (the "Founder"), and the holders of shares of common stock in the Company acquired
(i) by exercising options under the Company's 1995 Stock Option Plan, as hereafter amended, or under any other stock option plan or similar compensation plan adopted after the date hereof by the Company, or (ii) pursuant to a stock bonus, warrant or other form of security issued or granted for services rendered to the Company (together, the "Shares"), who sign a "Consent to Be Bound" by this Agreement in the form of attached Exhibit A and who shall be listed on attached Exhibit B. The Founder and the persons listed on attached Exhibit B shall be referred to, collectively, as the "Shareholders" and, individually, as a "Shareholder."

                                    RECITALS

        The Shareholders and the Company believe it is in their and the Company's best interests to restrict the free transferability of the Shares to assure continuity in the control and management of the corporation.

        NOW, THEREFORE, the parties agree as follows:

                                   AGREEMENT

        1. GENERAL RESTRICTION ON TRANSFER. No Share or any interest therein shall be validly sold, assigned, awarded, pledged, encumbered, confirmed, or otherwise transferred, for consideration or otherwise, whether voluntarily, involuntarily, or by operation of law (collectively, a "Transfer"), except in accordance with the provisions of this Agreement. A purported transferee of a Transfer not made in accordance with the provisions of this Agreement shall not be recognized as a shareholder of the Company for any purpose whatsoever. A Transfer or attempt to effect a Transfer subject to the provisions of this Agreement shall be deemed to occur whenever any interest in any Share is transferred or is attempted to be transferred, voluntarily, involuntarily, or by operation of law, irrespective of whether any change in the record ownership of the Shares occurs.

        2.      EXEMPT TRANSFERS.

                2.1 TRANSFERS TO COMPANY. Notwithstanding anything in this Agreement to the contrary, a Shareholder may effect a Transfer of all or any portion of his or her Shares to the Company.

                2.2 TRANSFERS TO FAMILY. Notwithstanding anything in this Agreement to the contrary, a Shareholder may, during his life, effect a Transfer of all or any portion of his or her Shares to his or her spouse, or his or her lineal ancestors or descendants, or a trustee of a trust for the exclusive benefit of such spouse or ancestors or descendants (the "Permitted Transferees," who would then become "Shareholders"), provided that the transferee shall execute a "Consent to be Bound" by this Agreement in the form of attached Exhibit A.

        3.      TRANSFERS.

                3.1 OFFER NOTICE. If any Shareholder (the "Transferor") desires to effect a Transfer of any or all of his or her Shares to any person other than a Permitted Transferee or the Company pursuant to a bona fide written offer, the Transferor shall (a) give notice to the Company (an "Offer Notice") specifying the name, address and telephone number of the proposed transferee, the number of Shares proposed to be transferred (the "Offered Shares"), the price per Share proposed to be paid by the proposed transferee for the Offered Shares (the "Offered Price"), and all other terms and conditions of the proposed Transfer; (b) provide a legible photocopy of the written offer, and (c) provide such additional information about the proposed transferee as the Company or any Remaining Shareholder (defined below) may reasonably request, which information shall be provided within ten (10) days of receipt of the request.

                3.2 OFFER TO SELL. Giving an Offer Notice to the Company shall constitute an offer by the Transferor on the date the Offer Notice is received by the Company (the "Offer Date") to sell the Offered Shares to the Company and/or the other Shareholders (the "Remaining Shareholders") at a purchase price per Share (the "Purchase Price") equal to the Offered Price and in the manner provided in Section 3.3. If the Offered Shares are proposed to be sold for consideration other than solely cash, the Offered Price shall be deemed to be the sum of (a) the fair market value of the consideration other than cash offered for the Offered Shares as determined in good faith by the Board of Directors of the Company, and (b) any cash consideration so offered.

                3.3 SHARE PURCHASE PROCEDURES. Each purchase of Shares by the Company and/or the Remaining Shareholders pursuant to this Section 3 shall be made as follows:

                   3.3.1 The Company shall have the first right to purchase any or all of the Offered Shares. It shall exercise this right by giving written notice to the Transferor (the "Company Acceptance Notice") within forty-five (45) days (the "Company Acceptance Period") after the Offer Date, stating the number of Offered Shares that the Company agrees to purchase. Delivery of the Company Acceptance Notice to the Transferor shall create a binding contract between the Company and the Transferor for the purchase and sale, at the Purchase Price and on the terms and conditions described in
Section 4, of the number of Shares specified in the Company Acceptance Notice.

                   3.3.2 No later than ten (10) days after the expiration of the Company Acceptance Period, the Company shall provide each of the Remaining Shareholders with a copy of the Offer Notice and inform them of the number of Offered Shares the Company has agreed to purchase. If the Company does not exercise its right to purchase all of the Offered Shares, each of the Remaining Shareholders shall then have the right to purchase those Offered Shares that the Company has elected not to purchase (the "Remaining Offered Shares") which are allocated to the Shareholder pursuant to Section 3.3.4.

                   3.3.3 Within forty-five (45) days after the expiration of the Company Acceptance Period (the "Shareholder Acceptance Period"), each Remaining Shareholder desiring to purchase all or part of the Remaining Offered Shares (an "Accepting Shareholder") shall deliver to the Company notice of his or her acceptance of the offer (the "Shareholder Acceptance Notice"), specifying the number of such Shares that he or she agrees to purchase. Delivery of a Shareholder Acceptance Notice to the Company shall create a binding contract between the Accepting Shareholder and the Transferor for the purchase and sale, at the Purchase Price and on the terms and conditions described in Section 4, of that portion of the Remaining Offered Shares allocated to such Accepting Shareholder under Section 3.3.4.

                   3.3.4 Each Accepting Shareholder shall first have allocated to him or her such portion of the Remaining Offered Shares as the number of Shares of Capital Stock (as defined below) held by such Shareholder bears to the total number of Shares of Capital Stock held by all of the Accepting Shareholders (a Shareholder's "Pro Rata Portion"), but limited by the number of Shares specified in his or her Shareholder Acceptance Notice. If any Accepting Shareholder agrees to purchase less than his or her Pro Rata Portion of the Remaining Offered Shares, each Accepting Shareholder who agrees to purchase more than his or her Pro Rata Portion of the Remaining Offered Shares shall have allocated to him or her such additional portion of the Remaining Offered Shares not so allocated under the preceding sentence as the number of Shares of Capital Stock held by such Accepting Shareholder bears to the total number of Shares of Capital Stock held by all Accepting Shareholders who agree to purchase more than their Pro Rata Portion of the Remaining Offered Shares, but again limited by the number of Shares specified in his or her Shareholder Acceptance Notice. This procedure shall continue until the Remaining Offered Shares have been allocated among the Accepting Shareholders to the extent specified in their respective Shareholder Acceptance Notices. "Shares of Capital Stock" shall mean the number of shares of common stock held by one or more Shareholders plus that number of shares of common stock into which any shares of preferred stock then held by the Shareholder or Shareholders could be converted at that time under the terms of the Company's Articles of Incorporation, as amended from time to time.

                   3.3.5 If the Company and the Remaining Shareholders have not agreed to purchase all of the Offered Shares, the Transferor may effect a Transfer of any remaining Offered Shares to the proposed transferee at any time within sixty (60) days after the expiration of the Shareholder Acceptance Period at the Offered Price and on the terms and conditions stated in the Offer Notice only, provided that the proposed transferee shall have first executed a "Consent to Be Bound" by this Agreement in the form of attached Exhibit A.





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        4.      TERMS OF SALE AND CLOSING.  The Transfer of Offered Shares to
the Company and/or to Accepting Shareholders (collectively, the "Purchasers") shall be consummated on the terms and conditions set forth in the Offer Notice on a date set by the Company (the "Closing Date"), which date shall be not less than fifteen (15) nor more than thirty (30) days after expiration of (a) the Company Acceptance Period if the Company is purchasing all of the Offered Shares; or (b) the Shareholder Acceptance Period if the Company and/or the Remaining Shareholders are purchasing all or a portion of the Offered Shares. At least fourteen (14) days prior to the Closing Date, the Company shall give notice to the Transferor and all the Remaining Shareholders, specifying the number, if any, of the Offered Shares to be purchased by the Company and each of the Remaining Shareholders and specifying the Closing Date.

         5.      OTHER EVENTS CONSTITUTING AN OFFER TO TRANSFER SHARES.

                5.1 REPURCHASE EVENTS. Each of the following events or conditions shall constitute a Repurchase Event:

                   (a) the filing of a petition in bankruptcy by or against the Shareholder (unless the petition is dismissed within sixty (60) days);

                   (b) any general assignment by the Shareholder for the benefit of his or her creditors;

                   (c) any decree of divorce, dissolution or separate maintenance, or any property settlement or separation agreement wherein Shares are awarded to a Shareholder's former or separated spouse or partner who is not also a Shareholder (a "Former Spouse");

                   (d) the termination of employment for "cause" of any Shareholder who is also an employee of the Company; provided, however, that the Company's board of directors, in its sole discretion, may determine that the termination of employment for "cause" of any Shareholder who is also an employee of the Company shall not be considered a Repurchase Event ("employment" shall include full time employment, part time employment, or service as a consultant, on an advisory board, or on the Company's board of directors; termination of employment for "cause" shall have the meaning given that term in any employment agreement or consulting agreement to which the Shareholder is a party or, in the absence thereof, the conduct that shall constitute "cause" for purposes of this Agreement shall be insubordination, dishonesty, incompetence, moral turpitude or the refusal to perform the individual's duties and responsibilities for any reason other than illness or incapacity);

                   (e)    any Non-complying Transfer (defined in Section 7); or

                   (f)    any other event, other than a Transfer pursuant to
Section 2, which, were it not for the provisions of this Agreement, would cause any such Shares, or any interest therein, to be sold, assigned, awarded, confirmed or otherwise transferred, for





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
consideration or otherwise, to any person, whether voluntarily, involuntarily or by operation of law under circumstances that would not bring such event within Section 3 of this Agreement.

                5.2 PURCHASE OF SHARES. Upon the occurrence of a Repurchase Event, as defined in Section 5.1 (except the Repurchase Event described in Section 5.1(c)), the Company and secondarily the Remaining Shareholders shall have the right to purchase such Shareholder's Shares on the same terms and conditions as if such Shareholder had made an offer to sell such Shares pursuant to Section 3 at a price per Share equal to the Determined Price established pursuant to Section 6. Upon the occurrence of the Repurchase Event specified in Section 5.1(c), first that Shareholder whose Former Spouse was awarded Shares, and then the Company and, after the Company, the Remaining Shareholders shall have the right to purchase any or all Shares owned, in whole or in part, by that Shareholder's Former Spouse on the same terms and conditions as if such Shareholder's Former Spouse made an offer to sell such Shares pursuant to Section 3 at a price per Share equal to the price per share at which the Shares were valued for purposes of the Former Spouse's property settlement or, if no value was ascribed to the Shares for purposes of the property settlement, the Determined Price established pursuant to Section 6.

                5.3 OFFER NOTICE; OFFERED PRICE. Within thirty (30) days after the occurrence of a Repurchase Event, the Shareholder or his or her trustee in bankruptcy, personal representative, guardian, executor or administrator, as appropriate (the "Transferor"), shall give written notice to the Company and the other Shareholders (the "Remaining Shareholders") of such event specifying the date of such event and describing in reasonable detail the nature of the event and the number of Shares affected. The price per Share shall be as specified in the last sentence of Section 5.2 or the Determined Price established pursuant to Section 6, as appropriate. Such notice shall be deemed to be the Offer Notice for purposes of Section 3, the number of Shares affected shall be deemed to be the Offered Shares, and such Determined Price shall be deemed to be the Offered Price. If the Company or any Remaining Shareholder has not received this notice upon the expiration of the thirty- (30-) day period, any Shareholder or director of the Company who has knowledge of such event may give notice to the Company and the Remaining Shareholders at any time after the end of such period, and the notice shall be deemed to be the Offer Notice.

                5.4 PAYMENT FOR THE SHARES. The Purchase Price for the Offered Shares for purposes of this Section 5 shall be paid in five (5) equal annual installments, together with interest on the unpaid balance compounded semi-annually at a per annum rate equal to the minimum annual rate of interest necessary to avoid the imputation of interest under federal income tax laws. The first installment of principal and interest shall be paid on the last day of the fiscal year in which the Repurchase Event occurred. Interest shall accrue commencing on the Closing Date as defined in Section 4. The unpaid balance of the Purchase Price for the Offered Shares may be prepaid in whole or in part at any time without penalty, and may be accelerated in the event of failure to pay any installment when due, in which case reasonable attorneys' fees and costs may also be recovered if any legal action for





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collection is commenced.  The other terms and conditions and procedures for transferring Offered Shares shall be determined in accordance with Section 4.

        6.      DETERMINED PRICE.

                The Determined Price for each Share shall be calculated as follows:

                6.1 Within sixty (60) days of the Repurchase Event, the Company and the Transferor shall attempt to agree on the Determined Price.

                6.2 If the Company and the Transferor are unable to agree upon the Determined Price within such period, the Determined Price shall equal the Fair Market Value of the Transferor's Shares (as defined below), as established by an independent qualified appraiser, divided by the number of Shares to be transferred. The "Fair Market Value of the Transferor's Shares" means the cash or cash equivalent price at which those Shares would have changed hands between a willing buyer and a willing seller on the date of the Repurchase Event, both being adequately informed of the relevant facts and neither being compelled to buy or sell (it is the intent of the parties that in determining the Fair Market Value of the Transferor's Shares, all appropriate factors will be considered, including, but not limited to, minority discounts and discounts for lack of marketability).

        The Company and the Transferor shall attempt to agree upon such an appraiser, and, if an appraiser is agreed upon in writing by the parties, the resulting calculation shall be final and binding. The costs of such appraiser shall be divided evenly between the Company and the Transferor.

                6.3 If the Company and the Transferor are unable to agree upon a single appraiser within ninety (90) days of the Repurchase Event, then either party shall be entitled to notify the other in writing of such party's institution of the following appraisal procedure:

        Within ten (10) days of one party's giving notice to the other that he or she is instituting the appraisal process, each party shall notify the other in writing of his or her appointed qualified independent appraiser (each, a "Party Appraiser"), which appraiser must be experienced in the valuation of closely held corporations and of the type of business engaged in by the Company. The two appraisers shall select a third qualified independent appraiser (the "Independent Appraiser") within thirty (30) days of the appointment of the second Party Appraiser. If the two Party Appraisers cannot agree on an Independent Appraiser within the thirty (30) day period, the Independent Appraiser shall be selected pursuant to the American Arbitration Association's Commercial Arbitration Rules, Sections 13 and 15, as such sections may be amended or succeeded from time to time. Each Party Appraiser shall complete and submit to the Independent Appraiser a calculation of the Determined Price, pursuant to Section 6.1, within sixty (60) days of the appointment of the first Party Appraiser. The Independent Appraiser shall select as the Determined Price one of the two calculations of the Determined Price submitted by the Party Appraisers. The calculation of the Determined Price selected by the Independent Appraiser shall be final and





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
binding and shall constitute the Determined Price. Each party shall bear the costs associated with the appraiser he or she selects and shall share equally the costs of the Independent Appraiser. If either party fails to appoint an appraiser within the allotted time period, or if either appraiser fails to complete the calculation within the allotted time period, the calculation of the appraiser appointed by the other party shall be final and binding and shall be deemed to constitute the Determined Price.

        7. EFFECT OF NON-COMPLYING TRANSFER. If any Transfer in violation of this Agreement shall be attempted, or if any involuntary or other purported Transfer by law of any Shares occurs or is attempted (each, a "Non-complying Transfer"), it shall be void and upon presentation for transfer the Company shall not give effect to such purported Transfer. The failure of the Company or its Shareholders to purchase, pursuant to Section 5, Shares which are the subject matter of a Non-complying Transfer shall not be construed as permission to proceed with such Transfer. In addition, any Shareholder or the Company may institute and maintain a proceeding to compel specific performance of this Agreement by the Shareholder attempting such Transfer, it being agreed that the other Shareholders not in default and the Company do not have an adequate remedy at law.

        8.      CONFIDENTIALITY.

        Each Shareholder agrees to hold in strict confidence all information concerning or related to the Company ("Confidential Information") and shall not disclose any Confidential Information to third parties unless such Confidential Information is already generally publicly known through no fault of the Shareholder.

        9.      SPOUSES.

                9.1 SPOUSAL CONSENT. The execution of this Agreement by a Shareholder's spouse who is not also a Shareholder (a "Spouse") signifies that he or she authorizes, ratifies, confirms and approves the execution of this Agreement by the Shareholder, and acknowledges that any interest he or she now owns or hereafter acquires in the Shares, pursuant to community property laws or otherwise, shall be subject to the terms of this Agreement as if such interests constituted Shares and as if such Spouse were a Shareholder. He or she further authorizes and appoints his or her spouse as his or her attorney-in-fact to exercise all rights he or she may have with respect to the ownership of any Shares, including the encumbrance and disposition of such Shares. Except to the extent specifically provided in this Section 9, the Spouse of a Shareholder shall not be considered a Shareholder.

                9.2 FUTURE SPOUSES. If a Shareholder marries or remarries after executing this Agreement, the Shareholder shall have his or her Spouse execute a "Consent to Be Bound" by this Agreement in the form of attached Exhibit A within a reasonable time, not to exceed thirty (30) days, following the marriage.

                9.3 AGREEMENT DRAFTED BY COUNSEL TO THE COMPANY. Each Spouse, by signing this Agreement or a "Consent to Be Bound" by this Agreement, acknowledges that he





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
or she (a) has read and understood this Agreement, and understands the effect of this Section 9, (b) has had the opportunity to obtain separate and independent counsel of his or her own choosing prior to signing this Agreement or a "Consent to Be Bound" by this Agreement and has either exercised or waived such right, and (c) understands that this Agreement has been drafted by attorneys for the Company.

        10. INDEPENDENT COUNSEL. Each Shareholder understands that this Agreement has been drafted by attorneys for the Company and acknowledges that he or she has had the opportunity to obtain separate and independent counsel of his or her own choosing prior to signing this Agreement or a "Consent to Be Bound" by this Agreement and has either exercised or waived such right.

        11.     MISCELLANEOUS PROVISIONS.

                11.1 FURTHER ASSURANCES. Each party agrees to perform any further acts and to execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement. The obligation imposed by this Section 11.1 shall be specifically enforceable.

                11.2 ATTORNEY'S FEES. In the event it is necessary for any party to engage an attorney to enforce the terms of this Agreement, regardless of whether a lawsuit or arbitration is commenced, the prevailing party shall, in addition to any other relief, be entitled to recover from the party in default reasonable attorney's fees and costs, including any on appeal.

                11.3 CONSTRUCTION AND VENUE. It is agreed and understood that this Agreement is made in accordance with and shall be interpreted under the laws of the State of Washington. If any action or other proceeding be brought on or in connection with this Agreement, the venue of said action or other proceeding shall be in King County, Washington.

                11.4 NUMBER AND GENDER. Unless some other meaning or intent is apparent from the context, the plural shall include the singular and vice versa, and masculine, feminine and neuter words shall be used interchangeably.

                11.5 SECTION HEADINGS. Section headings have been included solely for convenience and shall not be considered a part of this Agreement for any purpose relating to the interpretation or construction of its terms.

                11.6 LEGEND ON SHARES. Upon execution of this Agreement, Shareholders shall deliver all certificates representing Shares to the Company to have placed upon them a legend in substantially the following form:

                The Shares represented by this certificate are subject to the terms of a Shareholders' Buy-Sell Agreement, as such agreement may





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                be amended from time to time as provided in the agreement, a copy of which may be examined at the principal office of the corporation. All terms and provisions of the Shareholders' Buy-Sell Agreement are hereby incorporated by reference and made a part of this certificate.

                11.7 AMENDMENTS. The provisions of this Agreement may be altered, amended or repealed, in whole or in part, only upon the written consent of the Company and the Shareholders holding two-thirds (2/3) of the outstanding Shares of Capital Stock (as defined in Section 3.3.4).

                11.8 SUCCESSORS AND ASSIGNS. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, personal representatives, successors and assigns.

                11.9 TESTAMENTARY PROVISIONS. Each Shareholder agrees to insert in his or her will a direction and authorization to the executor to fulfill and comply with the provisions of this Agreement.

                11.10 SEVERABILITY. Should any provision or portion of this Agreement be held unenforceable or invalid for any reason, the remaining provisions and portions shall be unaffected by such holding.

                11.11 ENTIRE AGREEMENT. This instrument constitutes the sole and entire agreement of the parties with respect to its subject matter and correctly sets forth the rights, duties and obligations of each as to the other with respect to the subject matter as of its date. Any prior agreements, promises, negotiations or representations concerning its subject matter not expressly set forth in this Agreement are of no force or effect.

                11.12 TERMINATION. This Agreement shall terminate on the written agreement of the Company and the Shareholders holding two-thirds (2/3) of the outstanding Shares of Capital Stock (as defined in Section 3.3.4); upon the dissolution, bankruptcy or insolvency of the Company; or at such time as only one Shareholder (other than the Founder) remains, after the Shares of all other Shareholders have been transferred, redeemed or purchased.

                11.13 NOTICES. Any notice or other communication required or permitted to be given under this Agreement shall be in writing, and notice shall be deemed given when delivered personally to, or deposited in the United States mail, first-class, postage prepaid, addressed to the Company or the Founder at 616 First Avenue, Suite 701, Seattle, WA 98104, or to the Shareholder at the Shareholder's address as set forth on attached Exhibit B. Any party may at any time give notice in writing to the other parties of a change of his or her address for purposes of this Section 11.13.





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                11.14     COUNTERPARTS.  This Agreement may be executed by the
parties in one or more counterparts, all of which taken together shall constitute one instrument.

                11.15 CONFIRMATION OF DEFINITION OF SHARES. The parties expressly acknowledge and confirm that, as noted above, this Agreement binds only those Shares of Shareholders acquired (a) pursuant to the exercise of options granted under the Company's 1995 Stock Option Plan, as hereafter amended, or under any other stock option plan or similar compensation plan adopted after the date hereof by the Company, or (b) pursuant to a stock bonus, warrant or other form of security issued or granted for services rendered to the Company.

        IN WITNESS WHEREOF, the parties have executed this Shareholders' Buy-Sell Agreement effective as of the date first written above.


                                "COMPANY"

                                PROGRESSIVE NETWORKS, INC.



                                By /s/ Robert Glaser
                                  -------------------------------------
                                  Robert Glaser, President


                                "FOUNDER"



                                   /s/ Robert Glaser
                                  -------------------------------------
                                  Robert Glaser

















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